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                                                                Exhibit (e) (15)

                 OPTION EXERCISE AND NOTE RESCISSION AGREEMENT

  THIS OPTION EXERCISE RESCISSION AGREEMENT (the "Agreement") is made and entered into, effective _________, 2000, by and between _____________ (the "Optionee") and Telocity Delaware, Inc. (the "Company").

  WHEREAS, Optionee acquired shares of the Company stock through the exercise of a Company stock option pursuant to the transaction identified on Exhibit A (the "Option Exercise"); In connection with the Option Exercise, Optionee paid the purchase price for the shares acquired thereby by tendering to the Company (the "Note Issuance") a promissory note ("Note"); and, The Optionee and the Company now wish to rescind the Option Exercise and the Note Issuance ab initio.

  NOW, THEREFORE, the parties hereto agree as follows:

  1.  The Optionee and the Company hereby rescind the Option Exercise and the
Note Issuance ab initio, and thereby undo such transactions so as to place the parties for all purposes in the same position as of the date of the Option Exercise in which they would have been had such Option Exercise and Note Issuance never occurred.

  2.  To effect such rescission:

      (a) the Company shall hereby cancel and re-convey the Note to the Optionee and shall hereby tender to the Optionee repayment of any other amounts paid by the Optionee pursuant to the Option Exercise or in repayment of principal or interest pursuant to the Note;

      (b) the Optionee shall hereby tender to the Company the shares issued in connection with the Option Exercise;

      (c) the Optionee and the Company shall hereby cancel and rescind all other agreements executed in connection with the Option Exercise and Note Issuance including, but not limited to, all forbearance agreements, or amendments to the Note; and

      (d) the Optionee and the Company shall each execute the Mutual General Release Agreement between the Company and the Optionee of the same date hereof (the "Release Agreement") in the form supplied by the Company.

  4. Each party shall treat the Option Exercise and Note Issuance as rescinded for all purposes, shall take no action inconsistent with such treatment, and shall release the other party from any and all claims arising with respect to the Option Exercise and Note Issuance.

  5. The rescission of the Note Issuance and Option Exercise are conditioned on and subject to the parties execution and delivery of the Release Agreement.

THE COMPANY INTENDS TO TAKE THE POSITION THAT THE RESCISSION DOES NOT REQUIRE WITHHOLDING OF ANY U.S. FEDERAL AND STATE INCOME AND EMPLOYMENT TAXES. THE COMPANY IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES TO OPTIONEE REGARDING ANY OF THE
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TAX CONSEQUENCES OF THE RESCISSION OR ANY OF THE TRANSACTIONS CONTEMPLATED BY
THIS AGREEMENT. OPTIONEE SHOULD RELY ON OPTIONEE'S OWN TAX ADVISORS WITH REGARD TO SUCH TAX CONSEQUENCES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OPTIONEE                           TELOCITY DELWARE, INC.


_________________________          By:_________________________

                                   Title:______________________
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                      ASSIGNMENT SEPARATE FROM CERTIFICATE

  FOR VALUE RECEIVED and pursuant to that certain Option Exercise Rescission Agreement dated _____________, 2000, ________________ hereby transfers unto
Telocity, Inc. _______________________ (_______) shares of the Common Stock of Telocity, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ___________ delivered herewith, and do hereby irrevocably constitute and appoint _________________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.


Dated: _______________, 2000

                                                      __________________________

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                                   EXHIBIT A
                                   ---------

         ["EQUITY EDGE" OR SIMILAR OPTION EXERCISE TRANSACTION REPORT]
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                                   EXHIBIT B
                                   ---------

        [MATERIAL TERMS OF NOTE: PRINCIPAL, DATE ISSUED, INTEREST, AND
                      AGGREGATE AMOUNT PAID ON THE NOTE]